Exhibit 11 under Form N-1A
                                              Exhibit 23 under Item 601/Reg SK


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" in Post-Effective Amendment Number 11 to the Registration Statement (Form N-1A No. 33-39717) and the related Prospectuses and to the incorporation therein of our reports dated February 9, 1996 with respect to the financial statements included in the Annual Report of BayFunds (BayFunds Bond Portfolio, BayFunds Equity Portfolio, BayFunds Money Market Portfolio, BayFunds U.S. Treasury Money Market Portfolio and BayFunds Short Term Yield Portfolio).


/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania